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Exhibit 8.1

            [LETTERHEAD OF WILLKIE FARR & GALLAGHER APPEARS HERE]

July 3, 1997


RenaissanceRe Holdings Ltd.
RenaissanceRe Capital Trust
Renaissance House
8-12 East Broadway
Pembroke HM 19
Bermuda


          Re:  RenaissanceRe Holdings Ltd.
               RenaissanceRe Capital Trust
               Registration Statement on Form S-4
               ----------------------------------


Ladies and Gentlemen:

          We have acted as special United States tax counsel for RenaissanceRe Holdings Ltd., a Bermuda company (the "Company"), and RenaissanceRe Capital Trust, a Delaware statutory business trust (the "Trust"), in connection with the offer to exchange up to $100,000,000 aggregate Liquidation Amount of the Trust's 8.54% Series B Capital Securities which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like Liquidation Amount of the Trust's outstanding 8.54% Series A Capital Securities. We have examined the Amended and Restated Declaration of Trust dated as of March 7, 1997 by and among The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, the Company, as sponsor, and the Administrative Trustees named therein (the "Trust Agreement") and have assumed that the Trustees will conduct the affairs of the Trust in accordance with the Trust Agreement.

          We hereby confirm the opinions described under the caption "Certain Federal Income Tax Consequences" in the prospectus (the "Prospectus") that is part of the Registration Statement on Form S-4 filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on July 3, 1997. Capitalized terms used herein but not defined have the respective meanings provided in the Prospectus.

          Except as set forth below, this opinion is for your use only and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. We hereby consent to the use of our name under the caption "Certain Federal Income
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RenaissanceRe Holdings Ltd.
RenaissanceRe Capital Trust
July 3, 1997
Page 2


Tax Consequences" in the Prospectus which forms a part of the Registration Statement. We also consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                              Very truly yours,


                              /s/ Willkie Farr & Gallagher